Piscataway, NJ - December 27, 1999 - American Standard Companies Inc. (NYSE:ASD) today announced that Mr. Shigeru Mizushima will retire from service on the Company's Board of Directors at year-end. Mr. Mizushima, a business consultant and previously President, Chief Operating Officer and Director of Daido Hoxan Inc., Tokyo, Japan, has served as a director since 1988.